Exhibit j under Form N-1A
                                         Exhibit 23 under Item 601/Reg. S-K



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 33 to Registration Statement No. 33-36729 on Form N-1A of our report dated October 5, 2001 relating to the financial statements of the Federated New York Municipal Income Fund for the year ended August 31, 2001, and to the reference to us under the heading "Financial Highlights" in such Prospectus, which is a part of such Registration Statement.


Deloitte & Touche LLP

Boston, Massachusetts
August 22, 2002